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                                                      Draft of August 28, 1997


                      PEOPLE'S PREFERRED CAPITAL CORPORATION

                             (a Maryland corporation)

                                 1,240,000 Shares

 ___% Noncumulative Exchangeable Preferred Stock, Series A, par value $0.01 per share


                             UNDERWRITING AGREEMENT

                                                             September __, 1997

SANDLER O'NEILL & PARTNERS, L.P.
  as Representative of the several Underwriters
c/o Sandler O'Neill & Partners, L.P.
Two World Trade Center, 104th Floor
New York, New York  10048

Ladies and Gentlemen:

    People's Preferred Capital Corporation, a Maryland corporation (the "Company"), and People's Bank of California, a federally chartered and insured stock savings bank (the "Bank"), hereby confirm their agreement with Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Sandler O'Neill is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of the Company's __% Noncumulative Exchangeable Preferred Stock, Series A (the "Series A Preferred Shares") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 186,000 additional shares of such preferred stock to cover over-allotments, if any. The aforesaid 1,240,000 shares of Series A Preferred Shares (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 186,000 shares of Series A Preferred Shares subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities." Each share of the Series A Preferred Shares is exchangeable, on the terms set forth in the certificate of designation for the Series A Preferred Shares (the "Certificate of Designation"), into one share of the Bank's __% Noncumulative Preferred Stock, Series A (the "Bank Preferred Shares").

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    The Company has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form S-11 (No. 333-31051) covering the registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the Securities Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information". Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

    The Bank has prepared and filed on July __, 1997 with the Office of Thrift Supervision (the "OTS") a preliminary offering circular under cover of Form OC (Docket No. ____), also filed with the Commission as an attachment to the Registration Statement, for the registration of the Bank Preferred Shares pursuant to 12 C.F.R. Section 563g of the rules and regulations of the OTS (all of the rules and regulations of the OTS set forth in Chapter V of Title 12 of the Code of Federal Regulations, including, without limitation, 12 C.F.R. Section 563g, and the rules and regulations of the Commission made applicable to the offering circular by the rules and regulations of the OTS, are hereinafter collectively referred to as the "OTS Rules and Regulations").
 The Bank will promptly prepare and file an offering circular (which includes the information (the "Pricing Information") excluded from the preliminary offering circular in reliance upon 12 C.F.R. S 563g.2(c)(2) of the OTS Rules and Regulations and 17 C.F.R. Section 230-430A of the Securities Act Regulations) in accordance with the provisions of Rule 424(b). Each offering circular used before the time such offering circular is declared effective by the OTS and any offering circular that omits the Pricing Information that is used after such effectiveness and prior to the execution and delivery of this Agreement is herein called a "preliminary offering circular." Such filing under cover of Form OC, and the offering circular constituting a part thereof, as amended at the time the offering circular becomes effective under the OTS Rules and Regulations (and including the Pricing Information), including all documents incorporated by reference therein, are hereinafter referred to as the "Form OC" and the "Offering Circular," respectively, except that

                                2

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if any amended or supplemented offering circular shall be provided to the
Underwriters by the Bank for use in connection with the offering of the Bank Preferred Shares which differs from the Offering Circular at the time it becomes effective (whether or not such revised offering circular is required to be filed by the Bank pursuant to the OTS Rules and Regulations (including Rule 424(b))), the term "Offering Circular" shall refer to such newly amended or supplemented offering circular from and after the time it is first provided to the Underwriters for such use.

    SECTION 1.     Representations and Warranties.

    (a) Representations and Warranties regarding the Company. The Company and the Bank jointly and severally represent and warrant to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

         (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

         At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Sandler O'Neill expressly for use in the Registration Statement or Prospectus.

         Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with

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    the Securities Act Regulations and each preliminary prospectus and the
    Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (ii) Independent Accountants. KPMG Peat Marwick LLP, the accountants who certified the financial statements included in the Registration Statement, are independent public accountants as required by the Securities Act and the Securities Act Regulations.

         (iii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change or any development or developments involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects, in each case whether or not arising in the ordinary course of business (a "Material Adverse Effect"), of the Company, (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         (iv) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland ("SDAT") and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect on the Company.

         (v)    No Subsidiaries.  The Company has no subsidiaries.

         (vi) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization". The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

         (vii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

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         (viii)    Authorization and Description of Common Stock.  The common stock of the Company, par value $0.01 per share (the "Common Stock"), conforms to all statements relating thereto contained or incorporated by reference in the Prospectus and such description conforms to the rights set forth in the instruments defining the same. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Bank free and clear of any liens, charges or encumbrances.

         (ix) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Securities conform to the statements relating thereto contained in the Prospectus and such description conforms to the provisions of the Certificate of Designation; the relative rights, preferences, interests and powers of the Securities are as set forth in the Certificate of Designation relating thereto; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

         (x) No Other Securities Outstanding. Except as described in the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company.

         (xi) Absence of Defaults and Conflicts. The Company is not in violation of its charter or by-laws or any other similar constituent agreement or in default in the performance or observance of any obligation, agreement (including without limitation the agreements listed in Schedule C hereto), covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument (collectively, "Agreements and Instruments") to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company is subject except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect on the Company; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, such Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not

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    result in a Material Adverse Effect on the Company), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations. As used herein, a "Repayment Event" means, with respect to a particular company or its affiliates, any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by such company or its affiliates.

         (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect on the Company, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the agreements listed in Annex C hereto or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect on the Company.

         (xiii) Authorization of Other Agreements; Absence of Defaults and Conflicts. Each of the agreements listed in Schedule C hereto has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting the enforcement of creditors' rights. The execution, delivery and performance of each of the agreements listed in Schedule C hereto and the consummation of the transactions contemplated therein and compliance by the Company with its obligations thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect on the Company), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or

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    any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations.

         (xiv) Mortgage Purchase and Servicing Agreements. The representations and warranties of the Company contained in or made pursuant to each of (w) the Residential Mortgage Loan Purchase and Warranties Agreement between the Company and the Bank, of even date herewith (the "Residential Purchase Agreement"), (x) the Commercial Mortgage Loan Purchase and Warranties Agreement between the Company and the Bank, of even date herewith (the "Commercial Purchase Agreement"),
    (y) the Assignment, Assumption and Recognition Agreement among the Bank, the Company and Temple-Inland Mortgage Corporation (the "Residential Servicing Agreement"), and (z) the Commercial Servicing Agreement between the Company and the Bank, of even date herewith (the "Commercial Servicing Agreement"), are as of the date hereof and will be as of Closing Time (and, if any Option Securities are purchased, as of the Date of Delivery), true and correct.

         (xv) Statements in the Prospectus. The statements set forth in the Prospectus under the caption (i) "Description of Series A Preferred Shares," insofar as they purport to constitute a summary of the terms of the Preferred Stock, (ii) "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the stock of the Company, and (iii) "-Certain Transactions Constituting the Formation", "Risk Factors", "Federal Income Tax Considerations", "ERISA Considerations", "Business and Strategy", insofar as they purport to describe provisions of the laws and documents referred to therein, are accurate, complete and fair.

         (xvi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

         (xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement and the agreements listed in Schedule C hereto and the use of proceeds from the sale of the Shares as contemplated by the Prospectus, except such as have been already obtained or as may be required under the Securities Act or the Securities Act Regulations or state securities laws or the OTS approval referred to in
    Section 1(b)(xv) hereof and the filing of the Certificate of Designation in the State of Maryland.

         (xviii)   Possession of Licenses and Permits.  The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or

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     bodies necessary to conduct the business now operated by it; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect on the Company; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect on the Company; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect on the Company.

         (xix) Environmental Laws. The Company is in compliance in all material respects with all applicable federal, state and local environmental laws and regulations, including, without limitation, those applicable to emissions to the environment, waste management, and waste disposal (collectively, the "Environmental Laws"), except where such noncompliance would not be reasonably likely to have a Material Adverse Effect on the Company, or except as disclosed in the Prospectus, and to the knowledge of the Company, there are no circumstances that would prevent, interfere with or materially increase the cost of such compliance in the future.

         (xx) Environmental Claims.    Except as disclosed in the Prospectus,
    there is no claim under any Environmental Law, including common law, pending or, to the best knowledge of the Company, threatened against the Company (an "Environmental Claim"), which would be reasonably likely to have a Material Adverse Effect on the Company and under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment, that are reasonably likely to form the basis of any Environmental Claim against the Company which would be reasonably likely to have a Material Adverse Effect on the Company.

         (xxi) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

         (xxii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

         (xxiii)   REIT Status.  The Company is organized and carries on its
    business so as to qualify as a "real estate investment trust" (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and no transaction or other event has occurred which would cause the Company not to qualify as a REIT for

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its current taxable year or for future taxable years.

         (xxiv) Financial Statements. The consolidated financial statements and the related notes thereto included in the Prospectus present fairly the financial position of the Company as of the latest respective dates of such financial statements, and the results of operations of the Company for the respective periods covered thereby. Such statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The tables included in the Prospectus present fairly the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby and conform in all material respects with the Securities Act and the Securities Act Regulations.

    (b) Representations and Warranties regarding the Bank. The Company and the Bank jointly and severally represent and warrant to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

         (i) Compliance with Requirements. The Form OC and the Offering Circular, at the respective times the Form OC and any post-effective amendments thereto became effective, at the date hereof and at all times subsequent thereto up to the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), complied and will comply in all material respects with the requirements of the OTS Rules and Regulations. The Form OC, at the respective times the Form OC and any post-effective amendments thereto became effective, and at the date hereof, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Offering Circular, at the respective times the Form OC and any post-effective amendments thereto became effective, at the date hereof and at all times subsequent thereto up to the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph (b)(i) shall not apply to statements in or omissions from the Form OC or the Offering Circular made in reliance upon and in conformity with information furnished to the Bank in writing by any Underwriter through Sandler O'Neill expressly for use therein.

         (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Form OC and the Offering Circular, at the time they were or hereafter are filed with the OTS, complied and will comply in all material respects with the requirements of the OTS Rules and Regulations, and, when read together with the other information in the Offering Circular, at the time the Form OC became effective, at the time the Offering Circular was issued and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue

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    statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (iii) Independent Accountants. KPMG Peat Marwick LLP, the accountants who have certified the financial statements included in the Offering Circular, are and were at all relevant times, with respect to the Bank and its subsidiaries, independent public accountants within the meaning of Rule 1.01 of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         (iv) Financial Statements. The consolidated financial statements and the related notes thereto included in the Offering Circular present fairly the financial position of the Bank and its subsidiaries as of the latest respective dates of such financial statements, and the results of operations of the Bank and its subsidiaries for the respective periods covered thereby. Such statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The tables included in the Offering Circular present fairly the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby and conform in all material respects with the OTS Rules and Regulations.

         (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Form OC and the Offering Circular, except as otherwise stated therein, (A) there has been no material adverse change or any development or developments involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Bank and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Bank or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Bank and its subsidiaries considered as one enterprise and
    (C) there has been no dividend or distribution of any kind declared, paid or made by the Bank on any class of its capital stock except as described in the Offering Circular.

         (vi) Good Standing of the Bank. The Bank has been duly organized and is validly existing as a federally chartered savings bank organized under the laws of the United States of America with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Circular and to enter into and perform its obligations under this Agreement and the agreements listed in Annex C hereto. The Bank is duly qualified and is in good standing as a foreign corporation to transact business in all places where such qualification is necessary or, to the extent not so qualified, where the failure to obtain such qualification would not have a Material Adverse Effect on the Bank and its subsidiaries, considered as one enterprise. The Bank is a member in good standing of the Federal Home Loan Bank of San Francisco, and the Bank's deposit accounts are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent provided under applicable law and the OTS

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    Rules and Regulations, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Bank, threatened.

         (vii)  Good Standing of the Subsidiaries.   Each subsidiary of the
    Bank that is a significant subsidiary (as defined in Section 1-02 of Regulation S-X of the Commission) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Circular (or, if not so described, as presently conducted), and is duly qualified as a foreign corporation to transact business and is in good standing in all places where such qualification or good standing is necessary or to the extent not so qualified or not in good standing, where the failure to obtain such qualification or to be in good standing would not have a Material Adverse Effect on the Bank and its subsidiaries, considered as one enterprise; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; the activities of the subsidiaries of the Bank are permitted to subsidiaries of a federally chartered savings bank under applicable law and the OTS Rules and Regulations; all of the issued and outstanding capital stock of each subsidiary of the Bank has been duly authorized and validly issued and is fully paid and nonassessable and is owned, directly or through other subsidiaries of the Bank, by the Bank; and all of the capital stock of each subsidiary of the Bank that is owned by the Bank, directly or through other subsidiaries of the Bank, is owned free and clear of any pledge, lien, encumbrance, claim or equity.

         (viii) Capitalization. All of the outstanding shares of common stock of the Bank have been duly authorized and validly issued, are fully paid and nonassessable, are owned as indicated in the Offering Circular under the caption "Ownership of Capital Stock " and are subject only to such pledges, liens, security interests, charges, claims, equities and encumbrances of any kind to the extent set forth in the Offering Circular under the caption "Ownership of Capital Stock " The authorized, issued and outstanding capital stock and any outstanding short-term debt, long-term debt and capital lease obligations of the Bank at June 30, 1997 are as set forth in the Offering Circular under the caption "Capitalization," and any subsequent borrowings and issuances have been made in the ordinary course of business.

         (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Bank.

         (x) Authorization of Other Agreements; Absence of Defaults and Conflicts. Each of the agreements listed in Schedule C hereto has been duly authorized, executed and delivered by the Bank and constitutes a valid and legally binding obligation of the Bank and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws of general applicability relating to or affecting the enforcement of creditors' rights. The execution, delivery and performance of each of the agreements listed in Schedule C hereto and the consummation of the transactions contemplated therein and compliance by the Bank with its obligations thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Bank or any subsidiary pursuant to, the Agreements and Instruments to which the Bank or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the properties or assets of any of them is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect on the Bank or its subsidiaries, considered as one enterprise), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations.

         (xi)   Absence of Defaults and Conflicts.     Neither the Bank nor
    any of its subsidiaries is in violation of its federal stock charter or certificate of incorporation, as the case may be, or by-laws; nor is the Bank or any of its subsidiaries in default in the performance or observance of any obligation, agreement (including without limitation the agreements listed in Schedule C hereto), covenant or condition contained in any Agreement and Instrument to which the Bank or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect on the Bank and its subsidiaries, considered as one enterprise; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, in the Registration Statement and the Form OC, and compliance by the Bank with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Bank or any subsidiary pursuant to, such Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect on the Bank and its Subsidiaries, considered as one enterprise), nor will such action result in any violation of the provisions of the charter or by-laws of the Bank or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Bank or any of its assets, properties or operations.

         (xii) Regulatory Compliance. Except as disclosed in the Offering Circular, the Bank and its subsidiaries are conducting their respective businesses in compliance in all material respects with all laws, rules, regulations, decisions, directives and orders

    (including, without limitation, all regulations and orders of, or agreements with, the OTS and the FDIC) applicable to them. There is no action, suit, investigation or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Bank, threatened against or affecting the Bank or any of its subsidiaries (A) that is required to be disclosed in the Offering Circular and not disclosed therein, (B) that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Bank and its subsidiaries, considered as one enterprise, (C) that could materially and adversely affect the properties, assets or leasehold interests thereof or
    (D) that could adversely affect the consummation of the transactions contemplated in this Agreement. All pending legal or governmental proceedings to which the Bank or any of its subsidiaries is a party or of which any of their property is the subject, which are not described in the Offering Circular, including ordinary routine litigation incidental to their respective businesses, would not have a Material Adverse Effect on the Bank and its subsidiaries, considered as one enterprise.

         (xiii) Absence of Labor Dispute. No labor dispute with the employees of the Bank or any subsidiary exists or, to the knowledge of the Bank, is imminent, and the Bank is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to have a Material Adverse Effect on the Bank and its subsidiaries, considered as one enterprise.

         (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Form OC, the Prospectus or the Offering Circular or to be filed as exhibits thereto which have not been so described and filed as required.

         (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Bank of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under applicable law or the OTS Rules and Regulations or state securities laws or the OTS approval referred to in the next sentence. Without limiting the foregoing, (A) the Bank has submitted an application to the OTS for approval by the OTS for the inclusion of the minority interest represented by the Securities in the Bank's regulatory capital pursuant to 12 C.F.R. Section 563.81, which application and notice, as originally filed and at the time of the filing of any supplement or amendment to either thereto, were true and accurate in all material respects and did not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) the Bank will comply with the conditions set forth in any approval of the OTS related to such application or notice at the times required thereby. At or prior to the Closing Time, the Bank will have received from the OTS approval for inclusion of the minority interest represented by the Securities in the Bank's regulatory capital pursuant to 12 C.F.R. Section 563.81 and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) such approval shall continue to be in full force and effect.

         (xvi) Possession of Licenses and Permits. The Bank and its subsidiaries possess such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by each of them; the Bank and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect on the Bank and its subsidiaries, considered as one enterprise; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect on the Bank and its subsidiaries, considered as one enterprise; and neither the Bank nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the Bank and its subsidiaries, considered as one enterprise.

         (xvii) Title to Property. The Bank and its subsidiaries have good and marketable title to all real property owned by each of them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Bank or any of its subsidiaries; and all of the leases and subleases material to the business of the Bank and its subsidiaries, considered as one enterprise, and under which the Bank or any of its subsidiaries holds properties described in the Prospectus or the Offering Circular, are in full force and effect, and neither the Bank nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Bank or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Bank or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

         (xviii)   Compliance with Cuba Act.  The Bank has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as
    Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

         (xix) Registration Rights. There are no holders of securities of the Bank who by reason of the filing of the Offering Circular with the OTS or otherwise have the right to request the Bank to register under the Rules and Regulations securities held by them.

         (xx) No Rights to Acquire Securities. Except as disclosed in the Offering Circular, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Bank or any of its Subsidiaries.

         (xxi) Exemption. The Bank Preferred Shares are exempt securities under Section 3(a)(5) of the Securities Act, and registration of the Bank Preferred Shares under the Securities Act is not required in connection with the offer, sale, issuance or delivery of the Bank Preferred Shares as contemplated herein.

         (xxii) Certificate of Designation. Prior to the Closing Time, the Bank shall have filed a certificate of designation with the OTS providing for the issuance of the Bank Preferred Shares.

         (xxiii)    Authorization and Description of Bank Preferred Shares.
    The Bank Preferred Shares have been duly authorized and, if and when issued and delivered by the Bank pursuant to the terms and conditions set forth in the Certificate of Designation, will be validly issued and fully paid and non-assessable; the Bank Preferred Shares conform to the statements relating thereto contained in the Offering Circular and such description conforms to the rights set forth in the instruments defining the same; no holder of the Bank Preferred Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Bank Preferred Shares is not subject to the preemptive or other similar rights of any securityholder of the Bank.

         (xxiv) Mortgage Purchase and Servicing Agreements. The representations and warranties of the Bank contained in or made pursuant to each of (w) the Residential Purchase Agreement, (x) the Commercial Purchase Agreement, (y) the Residential Servicing Agreement, and (z) the Commercial Servicing Agreement are, as of the date hereof and will be as of Closing Time (and, if any Option Securities are purchased, as of the Date of Delivery), true and correct.

         (xxv) Environmental Laws. Each of the Bank and its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws, except where such noncompliance would not be reasonably likely to have a Material Adverse Effect on the Bank and its subsidiaries, considered as one enterprise, or except as disclosed in the Offering Circular, and to the knowledge of the Bank, there are no circumstances that would prevent, interfere with or materially increase the cost of such compliance in the future.

         (xxvi) Environmental Claims. Except as disclosed in the Offering Circular, there is no claim under any Environmental Law, including common law, pending or, to the best knowledge of the Bank, threatened against the Bank or its Subsidiaries ( a "Bank Environmental Claim"), which would be reasonably likely to have a Material Adverse Effect on the Bank and its subsidiaries, considered as one enterprise and, to the knowledge of the Bank, under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment, that are reasonably likely to form the basis of any Environmental Claim against the Bank or its Subsidiaries which would be reasonably likely to have a Material Adverse Effect on the Bank and its subsidiaries, considered as one enterprise.

         (xxvii) Investment Company Act. The Bank is not, and the Bank does not own or control, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the 1940 Act, and the Bank does not own or control, a closed-end investment company required to be registered, but not registered, thereunder.

    (c) Officer's Certificates. Any certificate signed by any officer of the Company or the Bank or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Bank, as applicable, to each Underwriter as to the matters covered thereby.

    SECTION 2.  Sale and Delivery to Underwriters; Closing.

    (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

    (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 186,000 shares of the Company's Series A Preferred Shares at the price per share set forth in Schedule B. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than ten full business days after the exercise of said option. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

    (c) Payment and Delivery. The Initial Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive certificates registered in the name of Cede & Co. which will be deposited by or on behalf of the Company with the Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Initial Securities to Sandler O'Neill for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Shares to the account of Sandler O'Neill. The Company will cause the certificates representing the Initial Securities to be made available to Sandler O'Neill for checking at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian (the "Designated Office"). Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP at 919 Third Avenue, New York, New York, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called "Closing Time").

    In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company. Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for such Underwriter's account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which such Underwriter has agreed to purchase. Sandler O'Neill, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

    SECTION 3.  Covenants.

    (a) Company and Bank Covenants. The Company and the Bank covenant with each Underwriter as follows:

         (i) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A and will notify the Representative immediately, and confirm the notice in writing, (w) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (x) of the receipt of any comments from the Commission, (y) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (z) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (ii) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

         (iii) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (iv) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Securities Act or the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (v) Continued Compliance with Securities Laws. The Company will comply with the

    Securities Act and the Securities Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly prepare and file with the Commission, subject to
    Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (vi) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

         (vii) Rule 158. The Company will make generally available to the Company's security holders as soon as practicable, but in no event later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including Rule
    158).

         (viii) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

         (ix) Listing. The Company will use its best efforts to effect the listing of the Securities on the Nasdaq Stock Market's National Market (the "Nasdaq National Market"); and to the extent necessary to comply with Nasdaq National Market rules and regulations or the rules and regulations of any other exchange on which the Securities are listed, to furnish holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders equity and cash flows of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company for each quarter in reasonable detail.

         (x) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

         (xi) Delivery of Reports. During a period of three years from the effective date of the Registration Statement, the Company will furnish to the Representative copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and will deliver to the Representative (x) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (y) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to their stockholders generally or to the Commission).

         (xii) REIT Qualification. Except to the extent that a Tax Event (as defined in the Prospectus) shall have occurred, the Company will, in a timely manner, make the elections and take the procedural steps described in the Prospectus under the heading "Federal Income Tax Considerations" to meet the requirements to qualify, for its taxable year ending December 31, 1997, as a REIT under the Code, as is in effect on the date hereof and use every reasonable effort to do so.

    (b) Bank Covenants.  The Bank covenants with each Underwriter as follows:

         (i) Compliance with Regulations and OTS Requests. The Bank will notify the Underwriters immediately, and confirm the notice in writing,
    (w) of the effectiveness of the Offering Circular and any amendment thereto, (x) of the receipt by the Bank or its counsel of any comments from the OTS with respect to the offering of the Securities, (y) of any request to the Bank or its counsel by the OTS for any amendment or supplement to the Offering Circular or for additional information and (z) of the issuance or initiation by the OTS or by any other state or federal banking or securities regulatory authority of any stop order or cease-and-desist proceeding to suspend the effectiveness of the Offering Circular or interfering with the offering of the Securities, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the initiation or threat of any other orders or proceedings for any of such purposes. The Bank will make every reasonable effort to prevent the issuance or initiation of any such stop orders or cease-and-desist proceedings and, if any such stop orders or cease-and-desist proceedings are issued or initiated, to obtain the lifting or dismissal thereof at the earliest possible moment.

         (ii) Filing of Amendments. The Bank will give the Representative notice of its intention to file or prepare any amendment to the Offering Circular (or to any preliminary offering circular, as the case may be) or any amendment, supplement or revision to the Offering Circular, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

         (iii) Delivery of Form OC. The Bank has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Form OC, as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Form OC, as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

         (iv) Continued Compliance with Laws. If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Offering Circular in order to make the Offering Circular not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Bank will forthwith amend or supplement the Offering Circular by preparing and furnishing to the Underwriters a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Offering Circular (in form and substance reasonably satisfactory to such counsel) so that, as so amended or supplemented, the Offering Circular will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Offering Circular is delivered to a purchaser, not misleading, and the Bank will furnish to each Underwriter such number of copies of such amendment or supplement as such Underwriter shall reasonably request.
    For the purposes of this subsection, the Bank shall furnish such information with respect to itself to the Representative, counsel for the Underwriters and counsel for the Bank, as may be necessary for counsel for the Underwriters and counsel for the Bank to be aware of and to consult with the Representative and the Bank with respect to the need to amend or supplement the Offering Circular and shall furnish such further information as may from time to time be reasonably requested.

         (v) Earnings Reports. The Bank will timely file such reports in connection with the Securities as are necessary in order to make generally available as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, 12 C.F.R.
    Section  563.81 or 12 C.F.R. Section 563g.12.

         (vi) Reporting Requirements. The Bank, during the period when the Offering Circular is required to be delivered under 12 C.F.R. Section 563g, will file all documents required to be filed with the OTS within the time periods required by 12 C.F.R. Section 563g and the rules and regulations of the OTS thereunder.

    SECTION 4. Payment of Expenses. (a) Expenses. The Company and the Bank, jointly and severally, covenant and agree with the several Underwriters to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and the Form OC (including financial statements and exhibits) as originally filed and of each amendment thereto,
(ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities and the Bank Preferred Shares,(iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's and the Bank's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, preliminary offering circular, and of the Prospectus and the Offering Circular and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto,(viii) the fees and expenses of any transfer agent or registrar for the Securities or the Bank Preferred Shares (ix) the costs and charges of DTC,(x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (xi) the out-of pocket expenses of the Underwriters, including without limitation, the Underwriters legal fees and expenses, (xii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq National Market, and (xiii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this section.

    (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

    SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Bank contained in
Section 1 hereof or in certificates of any officer of the Company or the Bank delivered pursuant to the provisions hereof, to the performance by each of the Company and the Bank of their respective covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and at Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

         (b) Effectiveness of Offering Circular. The Offering Circular shall have become effective and at Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), no stop order or cease-and-desist proceeding suspending the effectiveness of the Offering Circular or interfering with the offering of the Securities or the Bank Preferred Shares shall have been issued and no proceedings for purposes of issuing a stop order or cease-and-desist proceedings shall have been instituted or shall be pending or shall be contemplated by the OTS or by any other state or federal banking or securities regulatory authority. Any request on the part of the OTS for additional information or for inclusion of additional information in the Form OC shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

         (c) Opinion of Counsel for Company. At Closing Time, the Representative shall have received the favorable opinions, dated as of Closing Time, of Elias, Matz, Tiernan & Herrick, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of each such letter for each of the other Underwriters to the effect set forth in Exhibits A-1 and A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (d) Opinions of Counsel for Bank. At Closing Time, the Representative shall have received the favorable opinions, dated as of Closing Time, of Elias, Matz, Tiernan & Herrick, counsel for the Bank to the effect set forth in Exhibits B-1 and B-2 hereto, in form and substance satisfactory to counsel for the Underwriters together with signed or reproduced copies of each such opinion for each of the other Underwriters. Such opinions shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Securities pursuant to this Agreement as counsel for the Underwriters may reasonably request.

    In giving such opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the State of Maryland and the District of Columbia and the federal law of the United States, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Underwriters, in which case each applicable opinion shall state that they believe the Underwriters and they are entitled to so rely.

         (e) Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses
    [     ] of Exhibits A and B-1 hereto.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (f) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the Offering Circular, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or the Bank and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of each of the Company and the Bank and of the chief financial or chief accounting officer of each of the Company and the Bank, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections 1(a) and 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Company and the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission, and (v) no stop order suspending the effectiveness of the Offering Circular has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the OTS.

         (g) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and the financial statements and certain financial information contained in the Form OC and the Offering Circular.

         (h) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from KPMG Peat Marwick LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (i) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

         (j) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (k) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of each of the Company and the Bank contained herein and the statements in any certificates furnished by each of the Company or the Bank or any subsidiary hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

         (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of each of the Company and the Bank and of the chief financial or chief accounting officer of each of the Company and the Bank confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

         (ii) Opinions of Counsel for Company. The favorable opinions of Elias, Matz, Tiernan & Herrick, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

         (iii) Opinions of Counsel for Bank. The favorable opinions of Elias, Matz, Tiernan & Herrick, counsel for the Bank, in form and substance satisfactory to counsel for the Underwriters, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by
         Section 5(d) hereof.

         (iv) Opinion of Counsel for Underwriters. The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
         Section 5(e) hereof.

         (v) Bring-down Comfort Letter. A letter from KPMG Peat Marwick LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (l) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Bank in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

         (m)  Termination of Agreement.   If any condition specified in this
    Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in
    Section 4 and except that Sections 1, 6, 7, and 8 shall survive any such termination and remain in full force and effect.

    SECTION 6.     Indemnification.

         (a) Indemnification of Underwriters. The Company and the Bank, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person, a "Control Person") and the respective partners, directors, officers, employees and agents of each Underwriter and any Control Person as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Form OC (or any amendment to any of the foregoing), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any preliminary offering circular, the Prospectus or the Offering Circular (or any amendment or supplement to any of the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Bank; and

         (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Sandler O'Neill), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Bank by any Underwriter through Sandler O'Neill expressly for use in the Registration Statement or the Form OC (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus, any preliminary offering circular, the Prospectus or the Offering Circular (or any amendment or supplement thereto).

    (b) Indemnification of Company, Bank, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company and the Bank, their respective directors, each officer of the Company who signed the Registration Statement, each officer of the Bank who signed the Form OC, and each person, if any, who controls the Company or the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Form OC (or any amendment to any of the foregoing), including the Rule 430A Information, or any preliminary prospectus, any preliminary offering circular, the Prospectus or the Offering Circular (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or the Bank by such Underwriter through Sandler O'Neill expressly for use in the Registration Statement or the Form OC (or any amendment thereto) or such preliminary prospectus, preliminary offering circular, the Prospectus or the Offering Circular (or any amendment or supplement to any of the foregoing).

    (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
Section 6(a) above, counsel to the indemnified parties shall be selected by Sandler O'Neill, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company or the Bank. An indemnifying party may participate at its own expense in the defense of any such action or if it so elects within a reasonable time after receipt of such notice, may assume the defense of any suit brought to enforce any such claim, but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the indemnified parties, which approval shall not be unreasonably withheld. In the event that an indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party or parties shall bear the fees and expenses of any additional counsel thereafter retained by such indemnified party or parties; provided, however, that the indemnified party or parties shall have the right to employ counsel (in addition to local counsel) to represent the indemnified party or parties who may be subject to liability arising out of any action in respect of which indemnity may be sought against the indemnifying party if, in the reasonable judgement of counsel for the indemnified party or parties, there may be legal defenses available to such indemnified person which are different from or in addition to those available to such indemnifying person, in which event the reasonable fees and expenses of appropriate separate counsel shall be borne by the indemnifying party.
In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or
Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

    (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

    SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in
Section 6 hereof is for any reason unenforceable or unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Bank on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

    The relative benefits received by the Company and the Bank on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

    The relative fault of the Company and the Bank on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Bank or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The Company, the Bank and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

    Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

    No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective partners, directors, officers, employees and agents of each Underwriter shall have the same rights to contribution as such Underwriter, and each director of the Company or the Bank, each officer of the Company who signed the Registration Statement, each officer of the Bank who signed the Form OC and each person, if any, who controls the Company or the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Bank, as applicable. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

    SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Bank or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Bank, and shall survive delivery of the Securities to the Underwriters.

    SECTION 9.     Termination of Agreement.

         (a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the Offering Circular, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or the Bank and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange, the Nasdaq National Market or the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, and 8 shall survive such termination and remain in full force and effect.

    SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

    No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

    In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents (including, without limitation, the Form OC and the Offering Circular) or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

    SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Sandler O'Neill at Two World Trade Center, New York, New York 10048, attention of Mr. Thomas W. Killian; notices to the Company and the Bank shall be directed to it at 5900 Wilshire Boulevard, Los Angeles, California 90036, attention of Rudy R. Guenzel.

    SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Bank and their respective successors and the controlling persons and partners, directors, officers , employees and agents referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Bank and their respective successors, and said controlling persons and partners, directors, officers, employees and agents and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

    SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

    SECTION 14. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to each of the Company and the Bank a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company and the Bank in accordance with its terms.

                                  Very truly yours,

                                  PEOPLE'S PREFERRED CAPITAL
                                    CORPORATION


                                  By____________________________________
                                      Title:



                                  PEOPLE'S BANK OF CALIFORNIA


                                  By____________________________________
                                      Title:


CONFIRMED AND ACCEPTED,
   as of the date first above written:

SANDLER O'NEILL & PARTNERS, L.P.
    As representative of the Underwriters

By: SANDLER O'NEILL & PARTNERS CORP.
    the sole general partner



By_____________________________________________

  Authorized Signatory


                     SCHEDULE A


                                                        Number of
                                                         Initial
Underwriters                                            Securities
- ------------                                            ----------











                                                          ----------
Total .................................                   10,000,000
                                                          ----------
                                                          ----------

                                      SCHEDULE B

                        PEOPLE'S PREFERRED CAPITAL CORPORATION
                                   1,240,000 Shares
              ___% Noncumulative Exchangeable Preferred Stock, Series A


    1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $25.00.

    2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $____, being an amount equal to the initial public offering price set forth above less $___ per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

    3.   The dividend rate on the Securities will be ___% per annum.


                                 Sch B-1

                                    SCHEDULE C

               [LIST OF OTHER AGREEMENTS ENTERED INTO BY THE COMPANY]


                                     Sch C-1